Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2016, with respect to the consolidated financial statements of Smart Sand, Inc. and Subsidiaries contained in the Prospectus, filed on November 1, 2016, relating to the Registration Statement on Form S-1 as amended (File No. 333-213692), which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

November 18, 2016